CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statements on Form S-1of InspireMD, Inc. of our report dated March 31 and June 13, 2011 relating to the consolidated financial statements of InspireMD, Ltd. which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Tel Aviv, Israel	Kesselman & Kesselman
June 16, 2011	Certified Public Accountants (Isr.)
A member of PricewaterhouseCoopers
International Limited